UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to its firm offer submitted on April 22, 2015, Willis Group Holdings Public Limited Company (“Willis”) entered into a Share Purchase Agreement (the “Purchase Agreement”) on June 25, 2015 with Astorg Partners and the other shareholders of GS & Cie Groupe (“Gras Savoye”).

Willis has an investment (approximately 30%) in Gras Savoye. As previously disclosed on Willis’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2015, under the terms of the Purchase Agreement, Willis has agreed to purchase the outstanding share capital of Gras Savoye from its shareholders (the “Transaction”) for approximately €550 million, which includes the repayment of outstanding third-party debt (estimated to be €40 million).

The Transaction is expected to close on or about December 31, 2015, subject to customary regulatory requirements.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
Group General Counsel